                                                                   EXHIBIT 10.17

                                                                  EXECUTION COPY


                       STRATEGIC RELATIONSHIP AGREEMENT


     THIS STRATEGIC RELATIONSHIP AGREEMENT (this "Agreement"), dated as of April 30, 1999, is by and between VWR Scientific Products Corporation, a Pennsylvania corporation ("VWR"), and Chemdex Corporation, a Delaware corporation ("Chemdex").

                                  BACKGROUND
                                  ----------

     VWR is a distributor of laboratory supplies and equipment. Any of such supplies and equipment which are purchased from suppliers that are part of VWR's core supplier portfolio or which are available from time to time on VWR's web site or through its electronic catalog are hereinafter referred to as VWR's "Core Products." From time to time, VWR's customers order Core Products from VWR along with other products that are not among VWR's Core Products ("Third Party Products"). Currently, VWR offers to purchase Third Party Products for certain customers and distribute such Third Party Products to VWR's customers (each such customer, a "Third Party Customer").

     Chemdex is a provider of Internet purchasing services. It provides an electronic marketplace which brings together buyers and sellers of laboratory chemicals and other products.

     Pursuant to a Common Stock Purchase Agreement, dated March 5, 1999, as amended in certain respects, and for convenience restated in its entirety, by the Amended Common Stock Purchase Agreement dated April 23,1999 (as so amended, the "Purchase Agreement"), VWR purchased shares of capital stock in Chemdex in consideration for certain rights relating to a list of the Third Party Customers, as more fully described in the Purchase Agreement. In addition, VWR and Chemdex intend to work jointly to create a comprehensive electronic purchasing medium that will offer a single electronic point of contact for all VWR customers in their ordering and purchasing of Core Products and Third Party Products (the "System"). The System is not intended to be or become the sole means (electronic or otherwise) by which a customer will have access to purchasing from VWR or Chemdex.

     VWR and Chemdex desire to set forth herein the terms and conditions of their joint effort.

1.   DESCRIPTION OF THE SYSTEM.
     -------------------------

     1.1  General.  The System developed and offered by Chemdex and VWR will
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include a front-end user interface produced by Chemdex which has traditional purchasing application functionality. VWR and Chemdex shall agree on the form and content of the System's front end-user interface. The front end-user interface of the System shall be conspicuously and prominently branded "VWR/Chemdex." The System will provide access to all products in the

VWR catalog, all VWR franchise suppliers, and all VWR services (including order processing and physical distribution), as well as access to the Chemdex electronic marketplace for the purchase of Third Party Products. The System is intended to provide a seamless order system - the customer is to be able to place a single order for both Core Products and Third Party Products without the burden of having to contact multiple suppliers to fulfill its complete purchase order. Orders for Core Products shall be filled by VWR and orders for Third Party Products shall be filled by Chemdex. The parties intend that VWR's Requisition Review Functionality be a part of the System, with implementation of that functionality to be done on a customer-by-customer basis.

     The System will also be able to accommodate a spot buying order fulfillment functionality with respect to spot buying services to be provided by VWR. Such spot buying services are more fully described in Section 4 hereof.

     For purposes of this Section 1.1, VWR's "Requisition Review Functionality" means the following process: From time to time, VWR will receive a purchase requisition that includes a specific request for a product from a supplier other than VWR (a "Non-VWR Product"). Pursuant to a program that has been pre-approved by VWR's customers, VWR personnel review the purchase requisition and determine whether the customer order for a Non-VWR Product can be substituted with a VWR Core Product; if VWR personnel make such a determination, they will fill the purchase requisition with a VWR Core Product.

     1.2  Ownership.  VWR understands and acknowledges that the System is owned
          ---------
by, and title shall remain with, Chemdex, and that all improvements, modifications and enhancements (including, without limitation, the software developed by Chemdex pertaining to VWR's Requisition Review Functionality) to the System shall be and remain the property of Chemdex. VWR hereby assigns, and upon creation of the System and each improvement, modification, and enhancement thereto, automatically assigns to Chemdex, its successors and assigns, ownership of all intellectual property rights in the System and each improvement, modification, and enhancement thereto. From time to time upon Chemdex's request, VWR and/or its personnel shall confirm such assignment by execution and delivery of such assignments, confirmations, or other written instruments that Chemdex may reasonably request. Notwithstanding the foregoing, Chemdex understands and acknowledges that neither such assignment of intellectual property rights nor Chemdex's ownership of the System includes, or implies that Chemdex owns or has any rights in, any data from or about VWR, its customers or suppliers, including, without limitation, customer names, purchasing histories and purchasing practices (collectively, "VWR Data"); all rights to VWR data are and shall remain the exclusive property of VWR. Chemdex, however, has the right to use, sell or otherwise distribute aggregated statistical information regarding use of the System, including purchasing histories and practices; provided, however that Chemdex shall not disclose the name or identity of a customer or of VWR, or any information or data from which such name or identity could reasonably be discerned. The preceding sentence is an exception to the provisions of Article 6 of this Agreement.

2.   JOINT MARKETING EFFORTS
     -----------------------

     2.1  Joint Sales Calls - Customers.
          -----------------------------

          (a) VWR and Chemdex shall cooperate in encouraging existing VWR customers to adopt the System as the medium by which they order and purchase products. These efforts shall include, but not be limited to, creating incentives for salespersons and other employees to facilitate customers' utilization of the System, such as Chemdex's sharing of fees with VWR specified in Section 3.2 below.

          (b) VWR and Chemdex shall cooperate to market the System to new VWR customers, especially those whose projected product purchases will be between
[.........] and [.........] annually. These efforts shall include, but not be limited to, creating incentives for salespersons and other employees to facilitate customers' utilization of the System, such as Chemdex's sharing of fees with VWR specified in Section 3.2 below. Notwithstanding such fee sharing arrangement, VWR shall retain sole responsibility for determining the specific details of sales incentive plans established for VWR personnel.

          (c) In furtherance of the foregoing, VWR and Chemdex shall jointly develop a semi-annual sales plan with a corresponding operating budget. The sales plan shall be developed and managed by an electronic commerce group ("Ecom Group") consisting of four members, two of which shall be appointed by VWR and two of which shall be appointed by Chemdex. The two members of the Ecom Group appointed by VWR shall be located at VWR's headquarters in Pennsylvania ("VWR HQ") and the two members of the Ecom Group appointed by Chemdex shall be located at Chemdex's headquarters in California ("Chemdex HQ"). The Ecom Group shall report directly to Mark Robillard, the VWR Vice-President of Electronic Commerce.

          (d) Each semi-annual sales plan shall be approved by the senior management of each of VWR and Chemdex prior to implementation. At least semi-annually senior management of VWR and Chemdex shall also meet to review the implementation of this Agreement and to agree upon amendments to this Agreement that may be necessary or appropriate. Each such review shall include, but not be limited to, the adequacy of the reimbursements to VWR for its direct costs incurred in connection with the spot buying program discussed in Article 3.

          (e) Each of VWR and Chemdex shall fund 50% of the costs associated with special marketing efforts provided for in the duly-approved semi-annual sales plans.

     2.2  Joint Sales Calls - Suppliers
          -----------------------------

          (a) VWR and Chemdex shall cooperate to jointly solicit suppliers in the laboratory supplies and equipment industry to distribute, market and sell products through the System. It is anticipated that those suppliers that currently supply products through Chemdex will continue to do so and that those suppliers that currently supply products through VWR will continue to do so.

                   [....] CONFIDENTIAL TREATMENT REQUESTED
  OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITY AND EXCHANGE COMMISSION

          (b) In the event that defined segments of a Supplier's product line ("Product Segments") are at the date hereof distributed by both VWR and Chemdex, VWR and Chemdex shall ask such Supplier to choose either VWR or Chemdex to distribute such Product Segments on a customer-by-customer basis. Whichever party is not so chosen by the Supplier shall discontinue its distribution of such Product Segments as promptly as possible; provided, however, to the extent
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such discontinuation of distribution constitutes a breach under the contract with Supplier, VWR and Chemdex shall cooperate to negotiate a mutually satisfactory arrangement with Supplier.

          (c) With respect to suppliers that are not currently doing business with either VWR or Chemdex, but who are jointly solicited by VWR and Chemdex to utilize the System, VWR and Chemdex shall ask such suppliers at the onset of their use of the System to choose either VWR or Chemdex to distribute their Product Segments. Whichever party is not so chosen by the suppliers shall not distribute said Product Segments through the System.

          (d) VWR and Chemdex shall review on a semi-annual basis any potential change by a Supplier from VWR to Chemdex or from Chemdex to VWR, and shall mutually determine the best course of action with respect to such Supplier.

          (e) VWR and Chemdex shall cooperate to jointly solicit suppliers in an effort to expand the product lines currently offered. Each of VWR and Chemdex shall appoint a representative to undertake this solicitation effort, with the VWR representative being located at VWR HQ and the Chemdex representative being located at the Chemdex HQ. These representatives shall report directly to David Weber, the Chemdex Vice-President of Supplier Relations.

     2.3 With respect to customers for which VWR is the primary supplier, Chemdex shall coordinate with VWR to ensure that only representatives of VWR or the Ecom Group referred to in Section 2.1(c) will communicate with such customers for all sales and marketing purposes. Chemdex may communicate directly with such customers only concerning operational aspects of the System. VWR shall identify for Chemdex VWR's status as primary supplier for any given customer at the time such customer initially logs on to the System. VWR shall review such designations annually and modify as necessary at that time.

3.   OPERATIONAL FLOW.
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     3.1  Transition.  VWR and Chemdex shall cooperate to transition VWR
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customers to become customers of Chemdex pursuant to a mutually agreed upon plan. From the date hereof until such time as VWR customers are transitioned in accordance with such plan, VWR shall provide spot buying, order, billing and collection services as discussed below; provided, however, that the spot buying services shall be provided until such time as determined pursuant to Section 4 below.

     3.2  Spot Buying Services.  VWR shall provide to Chemdex the spot buying
          --------------------
services more fully described in Section 4 below.

     3.3  Orders  (a)  Subject to the further provisions of this Section 3, all
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customer orders for  Third Party Products initially may be processed by, and the responsibility of, VWR. VWR and Chemdex shall cooperate to develop a plan by which Chemdex ultimately will process, and be responsible for, all such customer orders.

     (b) Notwithstanding VWR's responsibility initially to process customer orders pursuant to subclause (a):

          (i) all costs of filling customer orders for Third Party Products (including, without limitation, costs of goods sold and freight and handling) shall be borne by Chemdex; provided, however, that (A) with respect to those customers who have in the past in the ordinary course of business accepted and paid for freight charges being passed through to them, such freight charges shall continue to be passed through by Chemdex, and (B) for all Third Party
Customers, the [.....] fee set forth in Section 3.7 paid to VWR shall cover all costs of delivering the product, including freight and handling.

          (ii) all costs of filling customer orders for Core Products (including, without limitation, costs of goods sold and delivery) shall be borne by VWR; and

          (iii) responsibility for customer orders, and related customer service, shall pass to Chemdex at the time the customer places an order, and VWR shall bear no risk of loss with respect to any such orders. It is acknowledged by VWR and Chemdex that VWR will assist where practicable in providing continuity in customer service, and will assist Chemdex where possible with order follow-up.

     (c)  In connection with all Third Party Products ordered as contemplated in
Section 3.3(a), products shall be ordered by VWR on Chemdex's behalf subject to
Section 3.3(b)(iii). Products shall be ordered using Chemdex purchase orders, as soon as practicable. In order to facilitate transition with suppliers where VWR has a long-term relationship, VWR may be required to make joint payments for Chemdex inventory purchases and VWR purchases. In such cases, VWR shall be reimbursed monthly by Chemdex for such payments by check or wire transfer of immediately available funds (pursuant to wire instructions previously provided by VWR for that purpose ("VWR Wire Instructions")), with such payment being made no later than the fifteenth day of the month following the purchases.

     3.4  Billing.  (a)  Customers shall be billed separately for Core Products
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and Third Party Products  (e.g., two separate invoices, with the invoice for
                           ----
Core Products coming from VWR and the invoice for Third Party Products coming from Chemdex).

          (b) VWR and Chemdex acknowledge that in certain instances, VWR customers who purchase Core Products may request that billing for Core Products from VWR and Third

                   [....] CONFIDENTIAL TREATMENT REQUESTED
  OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITY AND EXCHANGE COMMISSION

Party Products from Chemdex be combined into a single billing process in connection with procurement services provided by VWR. In such instances, where customers elect to have VWR act as their agent for purposes of aggregating billing, such agreement shall be documented between VWR and such customers. In such instances, VWR may also act as those customers' agent, if so elected by the customers, for purposes of receiving cash payments related to amounts invoiced. VWR agrees to remit the portion of collected cash related to Chemdex billings as quickly as is practicable, but in no event later than two (2) days following application of cash receipts by VWR to outstanding invoices.

          (c)  Chemdex and VWR acknowledge that the foregoing provisions of this
Section 3 shall not in any way minimize the responsibility of Chemdex to service such customers, collect related accounts receivable or bear the risk of product returns and allowances. The services being provided by VWR pursuant to this
Section 3 are merely intended to facilitate VWR current practices of providing high quality customer service, and coordinated procurement services.

     3.5  Sales Tax Liability.  (a)  VWR shall, at a time and in a manner
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mutually agreed upon by the parties, provide Chemdex with financial data necessary for Chemdex to calculate its sales tax liability and prepare its sales tax returns in connection with Chemdex revenues.

     (b) Chemdex shall be solely responsible for (i) timely filing all sales tax returns, (ii) all expenses incurred as a result of any audits conducted by governmental authorities, and (iii) all assessments, penalties and fines levied as a result of any such audit.

     (c) All costs of preparing and filing sales tax returns shall be borne solely by Chemdex.

     3.6  Transaction Data.  VWR shall provide Chemdex, on a monthly basis, with
          ----------------
data regarding Chemdex customer transactions in respect of which VWR charges the service fees set forth in Section 3.7.

     3.7  Fees for Services Performed by VWR.  (a)  Chemdex shall pay VWR fees
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for the services performed, including spot buying services, by VWR on behalf of
Chemdex (except where expressly stated otherwise in this Agreement) equal to
[.....] of total gross revenues associated with customer purchases made in the
[.......] period from [...........] through [............]. After such [.......]
period expires, the percentage amount of such fees may be adjusted pursuant to mutual agreement of VWR and Chemdex. VWR shall submit a detailed invoice to Chemdex for payment of such fees on a monthly basis. Chemdex shall pay the service fees to VWR by check or wire transfer of immediately available funds (in accordance with VWR Wire Instructions), which funds shall be received by VWR with respect to any month on or before the fifteenth day of the following month.

     3.8 Other Fees. (a) In consideration of VWR's customers being offered access to the System, VWR shall pay to Chemdex, for each customer that places a product order for Core Products using the System, a transaction fee equal to
[....] of the total sales revenue resulting from such product order; provided, however, that VWR shall pay such transaction fees only in

                   [....] CONFIDENTIAL TREATMENT REQUESTED
  OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITY AND EXCHANGE COMMISSION respect of customer orders placed by those VWR customers that were not among VWR's Top Forty Customers. For purposes of this Section 3.8,"Top Forty Customers" means the forty customers who accounted for the most annual sales in the most-recently-completed fiscal year of VWR. Chemdex shall submit a detailed invoice to VWR for payment of such transaction fees on a monthly basis. VWR shall pay the transaction fees to Chemdex by check or wire transfer of funds (in accordance with wire instructions previously provided by Chemdex for that purpose) within [..........] days after receipt of Chemdex's invoice. VWR shall provide a list of the Top Forty Customers to Chemdex as soon as possible, and in no event later than [.........].

     (b)  In consideration of VWR's sales and marketing efforts to solicit its new customers to utilize the System, Chemdex shall pay to VWR [............].
Financial incentives from these fees will be provided at VWR's discretion to VWR sales and marketing personnel who have principal account management responsibility. Within thirty (30) days after receiving such fees, Chemdex shall pay the hook-up fees to VWR by check or wire transfer of funds (in accordance with wire instructions previously provided by VWR for that purpose) and shall provide VWR with a written calculation of the hook-up fees.

4.   SPOT BUYING PROGRAM.
     -------------------

     4.1 Through its existing third-party purchasing group, VWR shall furnish spot buying services on behalf of Chemdex, and act as the agent of Chemdex, with respect to those customers of the Third Party Customers being acquired pursuant to the Purchase Agreement and for new customers of VWR that require such services (collectively, "Spot Buying Customers"). Spot buying services consist of processing customer orders for Third Party Products that are not available through Chemdex's suppliers ("Non-Chemdex Third Party Products"), locating a manufacturer, supplier or distributor of the Non-Chemdex Third Party Products being ordered and procuring such products for the customers ("Spot Buying Program"). Through its existing third party purchasing group, VWR shall furnish spot buying services on behalf of Chemdex, and act as the agent of Chemdex, with respect to the Spot Buying Customers. As the base of suppliers who offer products for sale through the System increases, if at all, VWR and Chemdex shall transition Spot Buying Customers to utilize the System as promptly as practicable.

     4.2  (a)  VWR shall furnish spot buying services for a minimum of [.......]
from the date hereof, which period may be extended by mutual agreement of VWR and Chemdex. Such extension of time will depend on the ability to transition Spot Buying Customers to the System as mentioned above. VWR may terminate its spot buying services at any time following the [......] period provided that it provides at least [.........] prior written notice of termination to Chemdex.

     (b) Chemdex shall pay VWR fees for the spot buying services that are included in the fee rate set forth in Section 3.7.

     4.2 In the event that Chemdex's order processing under the System causes the quality of customer service to transitioned Spot Buying Customers to materially diminish when compared to the services currently provided to them under VWR's spot buying program, VWR

                   [....] CONFIDENTIAL TREATMENT REQUESTED
  OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITY AND EXCHANGE COMMISSION shall have the right to immediately add customer service resources or other resources to the System that it deems necessary or advisable to ensure that the quality of customer service is restored to the quality level it was under VWR's current spot buying program.

     4.3 In the event that the quality of spot buying services provided by VWR under this Article 4 materially diminishes when compared to the spot buying services provided by VWR to them prior to the date of this Agreement, Chemdex shall have the right to immediately add customer service resources or other resources that it deems necessary or advisable to ensure that the quality of customer service is restored to the quality level it was under the spot buying program maintained by VWR prior to the date of this Agreement.

     4.4 The Chief Executive Officer (or equivalent thereof) of each of VWR and Chemdex shall use good faith efforts to resolve any dispute concerning whether levels of service actually diminished under Sections 4.2 or 4.3 and/or which party should bear the costs of adding resources to enhance customer service. In the event that the Chief Executive Officers cannot reach agreement on such issues, the determination shall then be made by an independent three-person committee comprised of one outside director of VWR, one outside director of Chemdex and one independent industry expert mutually selected by the VWR outside director and the Chemdex outside director. Such committee shall resolve the dispute within ninety (90) days after its submission to it. The procedure set forth in this Section 4.4 need not precede or delay the exercise by VWR or Chemdex of its right to enhance the spot buying program by immediately adding customer service or other resources under Section 4.2 or Section 4.3, respectively.

5.   EXCLUSIVITY
     -----------

     5.1 VWR shall be Chemdex's Preferred Laboratory Supply Distributor. VWR's "Preferred Laboratory Supply Distributor" status shall mean that: (1) any electronic functionality enhancements or upgrades to the System developed by Chemdex or jointly by Chemdex and VWR shall be installed in and operated on the System for a period of at least six (6) months prior to their installation in any other electronic procurement system that Chemdex operates or will operate with or on behalf of any other business concern; and (2) VWR shall be involved in the development of, and have priority access to, all Chemdex supplier-related initiatives relating to the System.

     5.2 Chemdex shall not develop or offer a comprehensive electronic purchasing medium that offers a Spot Buying Program to any person or entity other than VWR, without VWR's prior written consent.

     5.3 Chemdex may enlist any Supplier to provide products in the electronic marketplace on the System or any other Chemdex product or service, subject to Sections 5.1, 5.2 and 2.2(a) through (d).

     5.4 Subject to Section 5.5, VWR may enter into a contract or business relationship, or otherwise deal, with any provider of an Internet electronic purchasing program, without the prior consent of or notice to Chemdex.

     5.5 VWR shall not (a) participate in sales and marketing activities promoting any other third party procurement application or with any other third party procurement software service vendor or (b) provide an integrated spot buying program through any competitor of Chemdex.

     5.6 Notwithstanding anything to the contrary contained herein, Chemdex acknowledges that VWR shall own and retain exclusive title to the Requisition Review Functionality process and that Chemdex's rights with respect to such process, as referred to in Section 1.2 are limited to ownership of the software that it develops to computerize the process and do not extend to ownership of the process itself. Accordingly, Chemdex shall not develop or offer a comprehensive electronic purchasing medium that offers a Requisition Review Functionality or similar process to any person or entity other than VWR, without VWR's prior written consent.

6.   CONFIDENTIALITY AND PROPRIETARY INFORMATION.
     -------------------------------------------

     6.1 Each of VWR and Chemdex recognizes that it will from time to time obtain certain Information (as defined below) concerning the other that constitutes confidential and trade secret information which would not otherwise be available to it. Consequently, each of VWR and Chemdex agrees to receive and maintain such Information in strictest confidence, and to use, disclose and distribute such information only for the purpose intended under this Agreement, subject to the confidentiality provisions hereof. For purpose of this Section 6.1, specific items of Information shall not be considered to fall within any of the exclusions set forth in Section 6.4 merely because such items are embraced by more general information which would fall within any of such exclusions.

     6.2 Each of VWR and Chemdex agrees that access to Information of the other party shall be at all times restricted to those of its officers, employees, agents or representatives who have a need to know it or use it in the performance of their obligations pursuant to this Agreement. Each of VWR and Chemdex shall use its best efforts to ensure that its officers, employees, agents or representatives who are to receive such Information or have access thereto shall be properly advised of and be bound by its confidentiality obligations hereunder. In any case, each of VWR and Chemdex shall be responsible for the breach of these obligations by its officers, employees, agents or representatives.

     6.3 Neither VWR nor Chemdex shall disclose any Information of the other to a third party without the prior written consent of the other; provided, that
                                                              --------
such disclosure shall be authorized hereunder to the extent necessary for the performance of the parties' respective obligations pursuant to this Agreement.

     6.4 The obligations of VWR and Chemdex pursuant to this Article 6 shall not apply to any part of the Information which the receiving party can show by reasonable proof (i) was at any time of disclosure to the receiving party already in the public domain, (ii) was generally known to the public through no fault of the receiving party, (iii) was known to the receiving party prior to its receipt hereunder, (iv) was received by the receiving party from a third party after such disclosure, unless the receiving party knew that such third party acquired such information directly or indirectly from the other party and was not free to disclose it without violating a confidentiality obligation, (v) was independently developed by the receiving party without the benefit of any disclosure hereunder, or (vi) was required to be divulged by the receiving party to a third party under an obligation as a result of the operation of law, including pursuant to the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") with respect to exhibits required to be filed in connection with filings with the SEC; provided, that the receiving party first gives the other party written
         --------
notice and a reasonable opportunity to oppose disclosure or otherwise protect such Information.

     6.5 Upon any termination of this Agreement, each of VWR and Chemdex shall immediately either return all Information (and all copies thereof) to the other party, or certify in writing that all tangible Information (and copies thereof) have been destroyed.

     6.6 As used herein, "Information" means information in whatever form furnished to one party by or on behalf of the other party, which information relates in any way to the furnishing party's business including, without limitation (i) technical information including ideas, inventions, research and development work, production methods and techniques, computer programs, know-how, designs, design specifications, test equipment and procedures, equipment, processes and unpublished data, (ii) business information including personnel, staffing, costs, pricing, profits, marketing data, customer data and customer lists, supplier data and supplier lists, and (iii) other information proprietary to either party held in confidence.

     6.7 The covenants set forth in this Article 6 shall survive the termination of this Agreement and shall be specifically enforceable.

7.   INDEMNIFICATION.
     ---------------

     7.1 VWR shall indemnify and hold Chemdex and its directors, officers, employees, agents and representatives and their respective affiliates harmless against and in respect of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Adverse Consequences"), which Chemdex and such other parties may suffer, incur or become subject to arising out of, based upon or in connection with: (i) any grossly negligent act or omission by VWR or its directors, officers, employees, agents or representatives or their respective affiliates, in connection with VWR's fulfillment of its obligations under this Agreement, or
(ii) any failure by VWR to comply with any of the covenants, agreements or terms of this Agreement or with applicable laws.

     7.2 Chemdex shall indemnify and hold VWR and its directors, officers, employees, agents and representatives and their respective affiliates harmless against and in respect of any and all Adverse Consequences which VWR or such other parties may suffer, incur or become subject to arising out of, based upon or in connection with: (i) any grossly negligent act or omission by Chemdex or its directors, officers, employees, agents or representatives or their respective affiliates in connection with Chemdex's fulfillment of its obligations under this Agreement;
(ii) any failure by Chemdex to comply with any of the covenants, agreements and terms of this Agreement or with applicable laws; or (iii) any claims by third parties that the System violates, infringes or otherwise conflicts with any copyright, patent or other intellectual property rights.

     7.3 If any third party shall notify a party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this
Article 7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the
                          --------  -------
Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
(iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     7.4 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3 above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

     7.5 In the event any of the conditions in Section 7.3 above is or becomes unsatisfied in the reasonable judgment of the Indemnified Party, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the

Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 7.

     7.6  Limitation of Liability.
          -----------------------

          (a) Each of VWR and Chemdex acknowledges that the other is not the manufacturer of any of the Core Products or Third Party Products and that accordingly, the only remedy with respect to any product liability action relating to the Core Products or the Third Party Products shall be against the manufacturer thereof, and not against VWR or Chemdex.

          (b) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND SIMILAR CLAIMS, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER THEORY OR FORM OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

          (c) The obligations of the parties under this Section 8.6 arising by reason of any occurrence taking place while this Agreement is in effect shall survive any expiration or termination of this Agreement.

8.   GENERAL PROVISIONS.
     ------------------

     8.1 The initial term of this Agreement shall be four (4) years from the date hereof, and shall automatically renew for additional one (1) year periods thereafter. Either party may terminate this Agreement at the end of the initial or any renewal term hereof by written notice provided to the other party at least one year prior to the termination date.

     8.2 During the term of this Agreement, Chemdex shall not solicit, or contact with a view to engage or employ, any person who is an employee of VWR or any of VWR's affiliates, without the prior written consent of VWR. During the term of this Agreement, VWR shall not solicit, or contact with a view to engage or employ, any person who is an employee of Chemdex or any of Chemdex's affiliates, without the prior written consent of Chemdex. This provision shall not prohibit either party from conducting general solicitations for employment through newspaper advertisements, job postings on website(s) and other such general, non-targeted means of solicitation.

     8.3 Each of VWR and Chemdex represents and warrants that it is authorized to enter into this Agreement and that in so doing it is not in violation of the terms and conditions of any contract or other agreement to which it may be a party.

     8.4 Except for the payment of monies when due and owing, for the period and to the extent that either VWR or Chemdex is prevented from fulfilling, in whole or in part, its obligations hereunder by reason of any law or governmental regulation or other governmental act, or flood, war, fire, riots, strikes, explosion or other natural catastrophe or act of God, or acts of third parties or other causes beyond such party's reasonable control (a "Force Majeure Event"), such party shall be temporarily excused from such obligations as are and to the extent so prevented until the abatement of such Force Majeure Event. The term of this Agreement will be extended by the period of duration of the Force Majeure Event. Notice of any such disability and the abatement will be promptly given to the other party by the party claiming same.

     8.5 (a) Other than as expressly set forth in this Agreement, Chemdex shall have no right to use the marks, trade names or other proprietary rights of VWR or its affiliates without the prior written approval of VWR. Other than expressly forth in this Agreement, VWR shall have no right to use the marks, trade names or other proprietary rights of Chemdex affiliates or its without the prior written approval of Chemdex.

          (b) VWR hereby grants a non-exclusive, non-transferable (except as set forth in Section 8.7), perpetual, worldwide license to Chemdex to use trade names, logos and trademarks solely for purposes of effecting the transactions contemplated by this Agreement. Chemdex hereby grants a non-exclusive, non-transferable, revocable license to VWR to use Chemdex's name solely for purposes of effecting the transactions contemplated by this Agreement, including, without limitation, the creation and use of the System set forth in Article 1, and the marketing activities described in Article 2.

     8.6 This Agreement may not be modified, amended or altered except pursuant to a written instrument signed by both parties.

     8.7 Neither party shall assign any of its rights and obligations under this Agreement without the prior written consent of the other party; provided that if the assets or stock of that portion of either party to which this Agreement pertains hereafter becomes owned or controlled, directly or indirectly, by a third party, such party may assign its entire right, title and interest to this Agreement to such third party.

     8.8 Except as set forth in Section 8.7, the parties do not intend the benefits of this Agreement to inure to any third party, and nothing contained herein shall be construed as creating any right, claim or cause of action in favor of any such third party against either of the parties hereto.

     8.9 This Agreement is made subject to the laws of the Commonwealth of Pennsylvania, without reference to the choice of law provisions of that Commonwealth. Nothing contained herein shall prevent or delay either party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by the other party of any of its obligations hereunder.

     8.10 The parties agree to determine jointly the contents of any public announcement informing the public about the existence of this Agreement between the parties and, except as may be required by law or the rules of any national securities exchange, neither party shall issue or cause the issuance of any such public announcement without the express prior approval of an executive officer of each party.

     8.11 Any and all notices permitted or required to be given hereunder will be deemed duly given: (a) upon actual delivery, if delivery is by hand; (b) three (3) business days after delivery into the official mail if delivery is by postage paid registered or certified return receipt request mail; (c) or one business day after delivery to an overnight carrier if delivery is made by a reputable overnight carrier guaranteeing next business day delivery. Each such notice shall be sent to the respective party at the address indicated below or at any other address as the respective party may designate by notice delivered pursuant hereto.

                         If to VWR:


                    VWR Scientific Products Corporation
                    1310 Goshen Parkway
                    West Chester, PA  19380
                    Telephone:  610-429-2762
                    Telecopier:  610-436-1760
                    Attention:  Deborah Corr

                    with a copy to:

                    Drinker Biddle & Reath LLP
                    1000 Westlakes Drive, Suite 300
                    Berwyn, Pennsylvania  19312
                    Telephone:  610-993-2211
                    Telecopier:  610-993-8585
                    Attention:  Thomas E.  Wood, Esq.

                    If to Chemdex:

                    Chemdex Corporation
                    3950 Fabian Way
                    Palo Alto, CA  94303
                    Telephone:  (650) 813-0300 ext. 117
                    Telecopier: (650) 813-0304
                    Attention:  David Perry, President and CEO

                    with a copy to:

                    Venture Law Group
                    Palo Alto, CA  94025
                    Telephone:  (650) 854-4488
                    Telecopier:  (650) 233-8386
                    Attention:  Jeffrey Y. Suto

     8.12 Subject to the terms and conditions herein provided, each of the parties shall use its respective commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

     8.13 No term or provision of this Agreement will be deemed waived and no default or breach will be deemed excused, unless such waiver or consent is in writing and signed by a representative of the party claimed to have waived or consented. Consent by a party to, or waiver of, a breach or default by the other party, whether express or implied, will not constitute a consent to, waiver of, or excuse of any different or subsequent breach or default.

     8.14 If any term or provision of this Agreement is finally found to be illegal or unenforceable by a court or other tribunal of competent jurisdiction, then, notwithstanding such illegality or unenforceability, this Agreement will remain in full force and effect unless this Agreement is thereby rendered impossible to perform.

     8.15 The section headings used in this Agreement are for the convenience and reference of the parties only, and shall not be deemed a part of, or utilized in interpreting this Agreement.

     8.16 The provisions of Sections 1.2, 3.7 (as to unpaid amounts) and 3.8 (as to unpaid amounts), Article 6, Article 7, Sections 8.4, 8.7, 8.8, 8.9, 8.11, 8.13, 8.14, 8.15 and 8.18 of this Agreement shall continue as valid and enforceable obligations of the parties notwithstanding any termination, cancellation, completion or expiration of this Agreement.

     8.17 This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.18 This Agreement is a total and complete integration of any and all undertakings existing between Chemdex and VWR concerning the subject matter hereof and supersedes any prior written agreements, promises or representations between them concerning the subject matter hereof.

          IN WITNESS WHEREOF, the parties have set forth their respective hands as of the date first above written, each by its duly authorized representative.



                      VWR SCIENTIFIC PRODUCTS CORPORATION


                         By: /s/ Jerrold B. Harris
                            ---------------------
                         Name: Jerrold B. Harris
                         Title: President


                      CHEMDEX CORPORATION


                         By: /s/ David P. Perry
                             ------------------
                         Name: David P. Perry
                         Title: President and CEO